UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 28, 2006 (March 27, 2006)

Hughes Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11717 Exploration Lane
Germantown, Maryland	20876
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneously with the closing of the rights offering described in Item 7.01 below, Hughes Communications, Inc. ("Hughes"), the holding company for Hughes Network Systems, LLC, issued 5,363,971 shares of common stock at the $12.75 per share offering price, in a private placement, to Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC (collectively, the "Apollo Lenders"), Hughes' largest stockholders. The Apollo Lenders obtained the 5,363,971 shares of Hughes common stock by converting $68.4 million of principal of a $100 million loan made by the Apollo Lenders to Hughes.

The shares of Hughes' common stock sold directly to the Apollo Lenders in the private placement were not registered under the Securities Act of 1933, as amended (the "Securities Act"). The shares were issued to the Apollo Lenders, which are accredited investors within the meaning of Rule 501 of Regulation D, in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Appropriate restrictive legends were affixed to the certificates representing the shares of the common stock sold to the Apollo Lenders in the private placement.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2006, Hughes issued a press release (the "Press Release") announcing the successful completion of its previously-announced $100 million rights offering.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.		Description
99.1	–	Press Release dated March 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Hughes Communications, Inc.

Date: March 28, 2006	By:	/s/ Dean A. Manson
		Name:	Dean A. Manson
		Title:	Vice President, General

Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description
99.1	–	Press Release dated March 27, 2006.

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